UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2013

GASTAR EXPLORATION LTD.
(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	98-0570897
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650
Houston, Texas	77010
(Address of principal executive offices)	(ZIP Code)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 4, 2013, Mr. Floyd Price resigned from the Board of Directors (the “Board”) of Gastar Exploration Ltd. (the “Company”) due to increased demands related to his board positions with several other public and private exploration and production companies. Effective immediately, Mr. John M. Selser was elected Chairman of the Board, replacing Mr. Price.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.        Description of Document

99.1	Press release dated January 4, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	GASTAR EXPLORATION LTD.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description of Document

99.1	Press release dated January 4, 2013.